Exhibit 99.4

     MILBERG WEISS BERSHAD
       HYNES & LERACH
     WILLIAM S. LERACH (68581)
     ALAN SCHULMAN (128661)
     600 West Broadway, Suite 1800
     San Diego, CA 92101
     Telephone:  619/231-1058

     Attorneys for Plaintiffs

     [Additional counsel appear on signature page.]




                             UNITED STATES DISTRICT COURT

                            CENTRAL DISTRICT OF CALIFORNIA


     KENSINGTON TRADING-ABE II, RIVIE P.     )    No. 95-7171 JSL
     GELMAN, RICHARD P. POGOZELSKY, and      )
     ARTHUR BIRNBAUM, On Behalf of           )    CLASS ACTION
     Themselves and All Others Similarly     )    ------------
     Situated,                               )
                                             )
                              Plaintiffs,    )
                                             )    CLASS ACTION COMPLAINT FOR
                                             )    VIOLATION OF THE FEDERAL
          vs.                                )    SECURITIES LAWS
                                             )
     COMPUMED, INC., ROBERT                  )
     STUCKELMAN, ROD N. RAYNOVICH,           )
     DeVERE B. POLLOM, HOWARD MARK,          )
     and ROBERT G. FUNARI,                   )
                                             )
                              Defendants.    )    Plaintiffs Demand A
                                             )    Trial By Jury
     ----------------------------------------)    -------------------





                                CLASS ACTION COMPLAINT
                                ----------------------

          All allegations made in this Complaint are based on information and belief except those allegations which pertain to the named plaintiffs and their counsel, which are based upon personal knowledge. Plaintiffs' information and belief is based, inter alia, on the investigation made by
                                      ----- ----
     and through their attorneys and it is believed that substantial evidentiary support for their allegations will exist after a reasonable opportunity for discovery.

                                JURISDICTION AND VENUE
                                ----------------------

          1. Count I of this Complaint arises under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), 15 U.S.C. Sections 78j(b) and 78t(a), and Rule 10b-5 promulgated thereunder by the Securities and Exchange Commission ("SEC").

          2. Venue is proper in this District pursuant to 28 U.S.C. Sections 1391(b) and 1391(c), as well as under Section 27 of the Exchange Act, 15 U.S.C. Section 77aa. All defendants either reside or transact business in this District, and the claims asserted herein arose in substantial part in this District.

          3. In connection with the wrongful acts and conduct alleged herein, the defendants, directly and indirectly, used the means and instrumentalities of interstate commerce, including the United States mails and the facilities of a national securities market to accomplish the unlawful conduct complained of herein.

                                     THE PARTIES
                                     -----------

          4. Plaintiffs Kensington Trading-Abe II, Rivie P. Gelman, Richard P. Pogozelsky and Arthur Birnbaum purchased shares of CompuMed, Inc. common stock during the Class Period, and suffered damages as a result of the violations of law alleged herein.

          5. Defendant CompuMed, Inc. ("CompuMed" or the "Company") is a corporation organized and existing under the laws of the State of Delaware, with principal executive offices located at 1230 Rosecrans Avenue, Suite 1000, Manhattan Beach, California 90266. As of August 9, 1995, CompuMed had 6,886,556 shares of common stock issued and outstanding, which trade on the NASDAQ national market system.

          6. At all times relevant hereto, defendant Robert Stuckelman ("Stuckelman") was Chairman of the Board of Directors of CompuMed. Stuckelman, who founded the Company in 1973 and served as its President through 1982, rejoined the Company in 1989 and served as its President and Chief Executive Officer until October 1994. As of January 20, 1995, Stuckelman owned or controlled 406,689 shares, or 7.2% of the Company's common stock outstanding.

          7. At all times relevant hereto, defendant Rod N. Raynovich ("Raynovich") was President and Chief Executive Officer of CompuMed. On October 18, 1994, Raynovich replaced Stuckelman as President of the Company.

          8. At all times relevant hereto, defendant DeVere B. Pollom ("Pollom") was Vice President and Chief Financial Officer of CompuMed.

          9. At all times relevant hereto, defendant Howard Mark ("Mark") was a member of CompuMed's Board of Directors and a member of the Company's Medical Advisory Board. As of January 20, 1995, Mark owned or controlled 428,087 shares, or 7.6% of the Company's common stock outstanding.

          10. At all times relevant hereto, defendant Robert G. Funari ("Funari") was a member of CompuMed's Board of Directors. As of January 20, 1995, defendant Funari owned or controlled 29,165 shares of the Company's common stock outstanding.

          11. By reason of their senior positions with the Company, their close personal and working relationships, and access to confidential information respecting the Company's businesses, defendants Stuckelman, Raynovich, Pollom, Mark and Funari (the "Individual Defendants") were able to and did, directly or indirectly, in whole or in material part, control the content of the Company's public statements which constituted group published information. By virtue of their positions of power and influence, the Individual Defendants controlled all aspects of the Company's operations, including the dissemination of information to investors and the securities markets. In addition, the Individual Defendants' course of conduct during the Class Period included, but was not limited to, meeting with securities analysts, participating in conference calls with analysts, sending written reports to analysts, and commenting upon securities analysts' reports.
     This court of conduct was undertaken by the Individual Defendants knowing
     -------------------------------------------------------------------------
     that their written and oral statements, reports and adoption of or
     ------------------------------------------------------------------
     acquiescence in analysts' reports would influence and inflate the price
     -----------------------------------------------------------------------
     that plaintiffs and other investors paid for CompuMed common stock.
     -------------------------------------------------------------------

          12. The Individual Defendants engaged in this common course of misconduct to inflate the market price of CompuMed common stock in order to perpetuate the appearance of CompuMed as a growth company with excellent future prospects based upon a lucrative technology licensing agreement with Merck & Co., Inc. ("Merck") that would warrant that the Individual Defendants retain their executive and directorship positions, high compensation and other substantial perquisites of executive employment, allow the Individual Defendants to sell CompuMed stock at artificially inflated prices, and enable the Company to complete a sizeable private placement of its common stock.

                               CLASS ACTION ALLEGATIONS
                               ------------------------

          13. This action is brought by plaintiffs pursuant to Rules 23(a) and 23(b) of the Federal Rules of Civil Procedure, on behalf of a class (the "Class") consisting of all persons who purchased CompuMed common stock between August 11, 1995 and October 17, 1995, inclusive (the "Class Period"), and who suffered damages as a result thereof. Excluded from the Class are the named defendants, members of the immediate families of each defendant, any entity in which any defendant has a controlling interest, and the legal representatives, heirs, successors, predecessors in interest, or assigns of any of the defendants.

          14. The Class is so numerous that joinder of all members is impracticable. As of August 9, 1995; there were approximately 6.9 million shares of CompuMed common stock outstanding. It is believed that thousands of persons purchased CompuMed common stock on the NASDAQ national market system, which is an efficient market, during the Class Period.

          15. Plaintiffs' claims are typical of the claims of the members of the Class. Plaintiffs purchased CompuMed common stock during the Class Period at an artificially inflated price, and sustained damages as a result.

          16. Plaintiffs will fairly and adequately protect that interests of the members of the Class. Plaintiffs have retained competent counsel, experiences in class and securities litigation, to ensure such protection. The claims asserted on behalf of the Class are typical of the claims of all members of the Class. Plaintiffs have no interest that is antagonistic to or in conflict with the interests of those he represents.

          17. A class action is superior to other available methods for the fair and efficient adjudication of this controversy. It would be impracticable and undesirable for all members of the Class to bring separate actions in various parts of the country. Such actions would put substantial and unnecessary burdens on the judicial system.

          18. The prosecution of separate actions by individual Class members also would create a risk of inconsistent and varying adjudications concerning the subject of this action, which adjudications could establish incompatible standards of conduct for defendants under the laws alleged herein. Further, questions of law and fact common to the members of the Class predominate over any questions which may affect only individual members in that, at least by use of publicly filed reports, defendants have acted on grounds generally applicable to the entire Class. The common questions of law and fact include, among others:

               (a) whether defendants filed and issued false and misleading filings with the SEC;

               (b) whether defendants made false and misleading statements concerning, inter alia, the Company's business and financial prospects and
                 ----- ----
     the terms of CompuMed's agreement with Merck to license a bone mass measurement technology;

               (c) whether defendants violated Sections 10(b) and 20 of the Exchange Act, and rule 10b-5 promulgated thereunder; and

               (d) the extent of damages sustained by plaintiffs and the Class, and the proper measure of said damages.

          19. Plaintiffs do not contemplated any difficulty in managing a class action in this forum. The class action method is superior to any other available means for the fair and efficient adjudication of this controversy.

                               SUBSTANTIVE ALLEGATIONS
                               ------------------------

          20. CompuMed designs, manufactures, distributes and services a line of computer-based cardiopulmonary medical equipment. In addition to its cardiac telemedicine business, the Company currently markets the OsteoGram(R), a test that utilizes computer image analysis of simple hand x-rays to assess bone mineral density. The OsteoGram(R) assists physicians in diagnosing osteoporosis and monitoring the course of disease progression or the effect of treatment. According to the Company's Form 10-K for the 1994 fiscal year ended September 30, 1994, filed with the SEC on January 13, 1995 ("1994 Form 10-K"), the Company expects "major near-term growth to
                                                       ----------------------
      come from the distribution and processing" of the OsteoGram(R).

          21. In the 1994 Form 10-K, the Company stated that it had adopted a marketing plan designed to create long term value in the OsteoSystems business and thus, in 1993, the Company entered into a strategic partnership agreement with Rhone-Poulenc Rorer ("RPR"). Under the terms of this agreement, RPR's sales force had introduced the OsteoGram(R) to those doctors who already prescribe RPR's Calcimar for the treatment of osteoporosis. Significantly, it was further disclosed in the 1994
     Form 10-K that "CompuMed is also seeking additional pharmaceutical company strategic partners . . . to develop the osteoporosis testing and treatment market faster, thus benefiting all involved companies."

          22. Thus, on June 27, 1995, the Company announced that it was "in negotiations with another company to license its OsteoGram(R) bone density test." Although the Company did not disclose who the potential partner was, the market's reaction to this announcement was swift, as the price of CompuMed's common stock rose 1-1/8 to $6-3/16 per share on heavy trading volume.

          23.  On August 1, 1995, Fortune Magazine reported that pharmaceutical
                                  ----------------
     giant Merck had emerged as a marketing partner for CompuMed's OsteoGram(R) test. According to the article, one of Merck's in-house researchers, John Yeats, "had practically endorsed" the OsteoGram(R) in a February supplement to the American Journal of Medicine. According to that same article, a potential licensing agreement with Merck would "bode well for the tiny medical technology company that lost $3.9 million on sales of $2.4 million last fiscal year . . . [and that a] deal with Merck would be sure to strengthen" the price of CompuMed common stock.

                        DEFENDANTS' WRONGFUL COURSE OF CONDUCT
                        --------------------------------------

          24. On August 11, 1995, the first day of the Class Period, CompuMed announced improved revenue and earnings for the third quarter of the 1995 fiscal year ended June 30, 1995. Total service and product revenues were $832,000, up 37% from the revenues of $605,000 in the same period last year. In the press release, the Company also announced that it had completed a 1.2 million share private placement of common stock with gross proceeds of $5.1 million. Defendant Raynovich, in touting the benefits that the proceeds would provide the Company, stated that "[t]he Company is
                                                               ----------------
     currently in the final stage of negotiation for licensing of the
     ----------------------------------------------------------------
     OsteoGram(R)."
     ------------

          25. Indeed, prior to the private placement, the Company faced extraordinary cash flow difficulties. According to the Company's Form 10-Q for the third quarter ended June 30, 1995, filed with the SEC on August 14, 1995, the Company reported cash holdings of only $256,000. Without the private placement, therefore, the Company would face significant difficulties continuing as a going concern.

          26. On August 31, 1995, it was announced that Merck had entered into an agreement to license CompuMed's bone mass measurement technology. In endorsing the announcement, defendant Raynovich, the Company's President and Chief Executive Officer, was listed as a contact person on the press release. The press release stated that under the agreement, Merck would obtain the worldwide, exclusive rights to the OsteoGram(R) tests from CompuMed. In return, CompuMed would receive a licensing fee and royalties on all OsteoGram(R) tests performed over a period of five years. However, no specific financial details of the Merck agreement were provided, and there was no mention that the royalties that CompuMed was set to receive would be severely limited by a "royalty cap."

          27. On September 27, 1995, CompuMed announced the completion of its agreement granting Merck exclusive worldwide rights to operate and market the Company's OsteoGram(R) bone density testing service. Under the terms of the agreement, the Company confirmed that Merck will pay CompuMed a licensing fee and royalties on all OsteoGram(R) tests performed for the next five years. Once again, there was no mention of any cap on royalties that CompuMed would receive under its agreement with Merck.

          28. On or about October 11, 1995, based upon information provided by the Company concerning the revenue and earnings potential of CompuMed's royalty and fee agreement with Merck, Montgomery Securities ("Montgomery") analyst David Crossen ("Crossen") initiated coverage of CompuMed with a "BUY" rating. In a Montgomery research report dated October 6, 1995, analyst Crossen noted that:

          Merck has completely licensed CompuMed's test and is now running the entire operation. CompuMed is paid an escalating royalty on each test. The OsteoGram provides as accurate a measurement of bone density as the big machines (called DEXA machines) sold by Lunar and Hologic do. We project that 64% of densitometry tests
                       -----------------------------------------
          will be performed with OsteoGram, generating royalties to CompuMed
          ------------------------------------------------------------------
          of $66 million in calendar year 2000.  (Emphasis added.)
          ------------------------------------

     In setting a price target for CompuMed's stock for the next twelve months of $25 per share, Montgomery estimated earnings per share of $0.10 in fiscal 1996, $0.83 in fiscal 1997 and $1.99 in fiscal 1998. Analyst Crossen noted that "[t]hese numbers are quite conservative in our opinion."

          29. Fueled by defendants' glowing statements about CompuMed's agreement with Merck to the investing public, on October 12, 1995, CompuMed common stock traded as high as $17 5/16 per share -- a 52-week high -- in anticipation that the Company's agreement with Merck would provide unlimited royalties and fees for the duration of the agreement.

          30. On or about October 16, 1995, Montgomery issued another analyst report concerning CompuMed, in which Montgomery reiterated its "BUY" rating in CompuMed stock to dispel certain rumors circulating among the securities markets that Merck had imposed an absolute cap on royalties to be paid to CompuMed. Based upon additional conversations with Company management, analyst Crossen stated that there would be "no cap" on royalties and that
                                                 ------
     royalties for the last two years of the Merck contract would be subject to a "formulaic definition" based upon "a matrix of different milestones,"
        --------------------              --------------------------------
     emphasizing that the royalty per list earned by CompuMed would increase by 100% from $2 to $4 over the life of the contract.

          31. On October 17, 1995, CompuMed announced that it was filing a Form 8-K with the SEC containing its technology license agreement with Merck, which was completed on September 27, 1995. Under the agreement, as previously announced on September 27, Merck purportedly will pay CompuMed royalties for each revenue-producing test using the OsteoGram(R) technology during the years 1996 through 2000. However, in the press release, the Company disclosed for the first time that:
                       ------------------
          These royalty payments have no maximum amount during 1996 through 1998, but they are subject to a maximum in 1999 equal to a lesser of 10 percent of Merck's total collected revenues or $3 million and a maximum in 2000 equal to the lesser of 10 percent of Merck's total collected revenues or $4 million.

     As reported by Dow Jones News, defendant Raynovich explained that "Merck
                    --------------
     had asked for the cap late in the negotiations for the licensing agreement."

          32. Following the disclosure that there would be a strict "cap" on royalties that definitively limits the Company's royalty payments to a maximum of $3 million in 1999 and $4 million in 2000 -- contrary to
     -------
     defendants' previous representations that, among other things, the agreement would generate royalties of $66 million in the year 2000 -- the price of CompuMed's stock collapsed from its close the previous day of $16 per share to $8 1/4 per share, losing 48 percent of its value in heavy trading of about 5.18 million shares. As reported on Bloomberg Business
                                                           ------------------
     News on October 17, 1995, James Broadfoot, a CompuMed investor and chief
     ----
     investment officer at Ivy Management, Inc. stated that the royalty cap had not been expected and that the stock slide suggested that "the Company has
                                                                ---------------
     misled us and the Company has lied to us."
     ----------------------------------------

          33. On October 18, 1995, Montgomery issued another analyst report concerning CompuMed, in which Montgomery reported the details of the Company's agreement with Merck. Significantly, analyst Crossen noted that

     "to our surprise," royalties would be capped in 1999 and 2000 at $3 million
      ---------------
     and $4 million and that CompuMed had signed an "unquestionably weak" deal
                                                     -------------------
     with Merck and management had failed to "disclose accurate details"
                                              -------------------------
     regarding the Merck contract.  "In particular, management's repeated
                                     ------------------------------------
     citation of an escalating royalty from $2-4 during the forecast license
     -----------------------------------------------------------------------
     period, mentioned again in yesterday's release, served to screen the
     --------------------------------------------------------------------
     existence of a cap. . . ."
     ------------------

          34.  The October 18, 1995 Montgomery report also stated:

               In our previous note, we stated that management described to us a formulaic cap on royalties beyond 1998 that would prevent growth in calendar 1999 and 2000 compared to 1998. . . .  Last night, we were
                                                          -------------------
          surprised to hear that the cap in fact is not based on a formula, but
          ---------------------------------------------------------------------
          is a hard number:  $3 million in 1999 and $4 million in 2000.
          ------------------------------------------------------------


               Management's credibility has been damaged since no indication of
               ----------------------------------------------------------------
          a cap was given by [CompuMed] despite persistent questioning and the
          --------------------------------------------------------------------
          sharing of our aggressive EPS assumptions (emphasis added).
          -----------------------------------------

     Notably, Crossen summarized by stating:

          [W]e were unpleasantly surprised that CompuMed would sign such a deal with Merck given our repeated conversations with the company about the escalating royalty and about our financial projections.

          35. Following these additional disclosures in which Montgomery went so far as to question the Company's credibility, the price of CompuMed's common stock plummeted further. On October 18, 1995, CompuMed common stock closed at $6 11/16 per share, causing substantial damage to plaintiffs and the Class.

                             DEFENDANTS' INSIDER SELLING
                             ---------------------------

          36. During the Class Period, defendants Stuckelman, Pollom, Mark, and Funari each occupied positions with CompuMed that made them privy to confidential, proprietary information concerning the Company's business, products, markets, and financial conditions and future business prospects. Notwithstanding their duty to refrain from trading CompuMed's stock under these circumstances, or to disclose the inside information prior to trading, these defendants sold, prior to disclosure of the material adverse facts described herein, in excess of 135,000 shares of CompuMed common stock at prices that had been artificially inflated by defendants' materially false and misleading representations, reaping proceeds of over $1.5 million. Insider trading during the Class Period was as follows:

               (a) From September 21, 1995 through September 29, 1995, defendant Stuckelman sold 90,000 shares of CompuMed common stock at prices between $10.38 and 12.25 per share, reaping proceeds of approximately $1,000,000.

               (b) From September 8, 1995 through September 12, 1995, defendant Pollom sold 5,000 shares of CompuMed common stock at prices between $9.63 and 9.88 per share, and on August 14, 1995, Pollom sold 500 shares at $8.88. Pollom reaped total proceeds of at least $52,590.

               (c) On or about September 25, 1995, defendant Mark sold 22,800 shares between $12.83 and 12.75 per share, reaping proceeds of approximately $290,000.

               (d) On or about September 28, 1995, defendant Funari sold 19,542 shares at $11.52, reaping proceeds of $225,123.84.


                                       COUNT I
                                       -------

                             Sections 10(b) And 20 of The
                           Exchange Act and SEC Rule 10b-5
                           -------------------------------

          37. Plaintiffs repeat and reallege each of the foregoing paragraphs as if set forth fully herein. This Count is asserted against all defendants.

          38. Defendants have violated Sections 10(b) and 20 of the Exchange Act, 15 U.S.C. Sections 78j(b) and 78t, and SEC rule 10b-5, 17 C.F.R.
     Section 240.10b-5.

          39. Defendants individually and pursuant to a common scheme have directly and indirectly, by the use of means or instrumentalities of interstate commerce and/or of the mails, engaged and participated in a continuous course of conduct to make false statements about CompuMed, the details of the Merck Agreement and CompuMed's financial performance. Defendants employed devices, schemes and artifices to defraud, while in possession of material adverse non-public information and engaged in acts, practices, and a course of conduct as alleged herein which included the making of, or the participation in the making of, untrue statements of material facts and omitting to state material facts necessary in order to make the statements made about the Company, the long-term profitability of its OsteoGram(R) tests, and its financial results and performance in the light of the circumstances under which they were made, not misleading, and engaged in transactions, practices and a course of business which operated as a fraud and deceit upon the purchasers of the Company's common stock during the Class Period, in that defendants issued press releases and made other false and misleading statements with regard to CompuMed's business prospects and financial performance, as described above, which were materially false and misleading and omitted, inter alia, the following
                                                  ----- ----
     material adverse information:

               (a) Defendants' representations, in their August 11, 1995 and August 31, 1995 public statements were materially false and misleading when issued in that they failed to disclose that, during the late stage of the negotiations, Merck was insisting upon a strict cap on royalties to be paid to CompuMed under the agreement to license a bone mass measurement technology;

               (b) Defendants' representations in their September 27, 1995 press release were materially false and misleading when issued in that they failed to disclose that CompuMed's licensing agreement with Merck would not pay royalties on "all" OsteoGram(R) tests during the last two years of the contract as the contract contained a strict cap on royalties for 1999 and 2000;

               (c) CompuMed's agreement with Merck contained a "cap" which severely limits royalties under the fourth and fifth years of the agreement;

               (d) That the "cap" would result in diminished revenue and earnings capacity for CompuMed; and

               (e) The facts concealed by the defendants meant that the projected royalties under the agreement and the 1995, 1996 and 1997 earnings per share estimates would not be able to reach the levels defendants had forecast.

          40. The defendants had actual knowledge of the misrepresentations and omissions of material facts set forth herein, or acted with reckless disregard for the truth in that they failed to ascertain and to disclose such facts, even though such facts were available to them. Such defendants' misrepresentations and/or omissions were done knowingly or recklessly to conceal adverse facts from the investing public, to give the appearance that CompuMed's agreement with Merck would provide the Company with unlimited royalties, so that the Individual Defendants could retain their corporate positions, receive substantial compensation, sell CompuMed stock at artificially inflated prices, and enable the Company to complete a private placement of its common stock for $5.1 million during the Class Period.

          41. Defendants' misconduct constituted a fraud on the market for CompuMed common stock, artificially inflating the market price of those securities. Absent the defendants' misconduct, the Class members would not have purchased CompuMed common stock at the artificially inflated prices created by defendants. By purchasing those securities at artificially inflated prices, plaintiffs and members of the Class sustained damages.

          42. The Individual Defendants are liable not only because of their own misrepresentations and omissions, but also because they controlled the Company. The Individual Defendants held principal executive positions within CompuMed and/or an important positions on its Board during the Class Period and, therefore, were responsible for the Company's public disclosures and misstatements during the Class Period.

          43. Pursuant to Section 20(a) of the Exchange Act, the Individual Defendants also were "control persons" with respect to CompuMed and were responsible for the disclosures made in press releases, public reports and other publicly disseminated documents. The Individual Defendants knew or, in reckless disregard of the facts, should have known the true financial and business prospects of the Company's licensing agreement with Merck, which terms of said agreement were concealed from plaintiffs and the members of the Class during the Class Period. The scienter of the Individual Defendants is based upon their access to non-public information about the Company's financial performance and industry position, participation in group published information and public statements, and participation in the review and drafting of the Company's SEC filings.

          44.  The Class is entitled to recover its damages from the defendants.

          WHEREFORE, plaintiffs, on behalf of themselves and the members of the Class, pray for judgment as follows:

          1. Declaring this action to be a proper class action pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure and declaring plaintiffs to be proper representatives of the Class;

          2. Awarding plaintiffs and the other members of the Class compensatory damages, as well as pre-judgment and post-judgment interest, as a result of the wrongs alleged in the Complaint;

          3. Awarding plaintiffs and the other members of the Class their costs and expenses in this litigation, including reasonable attorneys' fees, expert witness fees and other costs and disbursements;

          4. Awarding extraordinary, equitable and/or injunctive relief as permitted by law, equity and the federal statutory provisions sued hereunder, pursuant to Rules 64, 65 and any appropriate state law remedies, including attaching, impounding, imposing a constructive trust on or otherwise restricting the proceeds of the December 9, 1993 stock offering in the hands of defendants to assure that plaintiffs have an effective remedy; and

          5. Awarding such other and further relief as the Court may deem just and proper.

                                     JURY DEMAND
                                     -----------

          Plaintiffs demand a trial by jury.

     DATED:  October 23, 1995           MILBERG WEISS BERSHAD
                                          HYNES & LERACH
                                        WILLIAM S. LERACH
                                        ALAN SCHULMAN


                                        /s/ William S. Lerach/by Kevin P. Reddy
                                        ---------------------------------------
                                                 WILLIAM S. LERACH

                                        600 West Broadway, Suite 1800
                                        San Diego, CA  92101
                                        Telephone:  619/231-1058

                                        BERNSTEIN LITOWITZ BERGER &
                                          GROSSMAN
                                        VINCENT R. CAPPUCCI
                                        IVAN J. DOLOWICH
                                        1285 Avenue of the Americas
                                        33rd Floor
                                        New York, NY  10019
                                        Telephone:  212/554-1400

                                        BERGER & MONTAGUE, P.C.
                                        SHERRIE R. SAVETT
                                        1622 Locust Street
                                        Philadelphia, PA  19103
                                        Telephone:  215/875-3000

                                        WEISS & YOURMAN
                                        KEVIN J. YOURMAN
                                        MOSHE BALSAM
                                        10940 Wilshire Blvd.
                                        24th Floor
                                        Los Angeles, CA  90024
                                        Telephone:  310/208-2800

                                        WOLF HALDENSTEIN ADLER
                                          FREEMAN & HERZ, LLP
                                        FRANCIS M. GREGOREK
                                        600 West Broadway, Suite 1800
                                        San Diego, CA  92101
                                        Telephone:  619/338-4599

                                        LAW OFFICES OF ALFRED G.
                                          YATES, JR.
                                        ALFRED G. YATES, JR.
                                        519 Allegheny Building
                                        429 Forbes Avenue
                                        Pittsburgh, PA  15219
                                        Telephone:  412/391-5164

                                        EDELSTEIN & FAEGENBURG
                                        GLENN K. FAEGENBURG
                                        26 Court Street, Suite 1503
                                        Brooklyn, NY  11242
                                        Telephone:  718/625-3500

                                        Attorneys for Plaintiffs